United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 12, 2009

(Date of Report – Date of earliest event reported)

DayStar Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34052	84-1390053
(State or other jurisdiction of incorporation)	(Commission file Number)	(I.R.S. Employer Identification No.)

2972 Stender Way Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 907-4600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2009, at the request of the Board of Directors of DayStar Technologies, Inc. (“DayStar”), Stephan J. DeLuca resigned from his roles as Chief Executive Officer and as a member of the Board of Directors of DayStar effective May 12, 2009. The terms of Dr. DeLuca’s separation agreement provide for continuation of his base salary for four months, as well as payment of premiums for continued group health insurance coverage through COBRA for six months. These benefits are contingent upon Dr. DeLuca’s general release of claims against DayStar. If Dr. DeLuca accepts permanent full-time employment with another entity within six months after the effective date of his resignation, DayStar’s obligations to provide any further severance payments and COBRA reimbursements shall cease. The benefits provided under Dr. DeLuca’s separation agreement are being provided in lieu of any benefits that Dr. DeLuca may be entitled to receive under his Amended and Restated Employment Agreement dated December 5, 2008. A copy of the separation agreement entered into between DayStar and Dr. DeLuca dated May 12, 2009 is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

In light of Dr. DeLuca’s resignation, DayStar appointed Robert G. Aldrich, Chairman of the Board of Directors of DayStar, to the additional position of interim Chief Executive Officer of DayStar effective May 12, 2009. Concurrent with such appointment, (1) Dr. Aldrich resigned as a member of the DayStar Audit Committee and Compensation Committee; and (2) Mr. Randolph A. Graves, Jr. and Richard Nevins, members of DayStar’s Board of Directors, were appointed to serve on the Audit Committee and Compensation Committee, respectively.

The terms of Dr. Aldrich’s offer letter provide for a base salary at the rate of $10,000 per week. Due to the temporary employee status of Dr. Aldrich, he will not be eligible for DayStar’s standard employee benefits, including health coverage, paid vacation, sick leave, other insurance coverage and bonuses or incentive compensation. A copy of the offer letter entered into between Daystar and Dr. Aldrich dated May 15, 2009 is attached hereto as Exhibit 10.2 and is incorporated herein by reference. Information regarding Dr. Aldrich’s experience and other compensatory arrangements with DayStar can be found in DayStar’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 16, 2009.

A copy of the press release announcing the resignation of Dr. DeLuca and appointment of Dr. Aldrich is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Title
10.1	Separation Agreement dated May 12, 2009, by and between DayStar Technologies, Inc. and Stephan J. DeLuca.

10.2	Offer Letter with Robert G. Aldrich dated May 15, 2009.

99.1	DayStar Technologies, Inc. press release dated May 13, 2009 entitled “DayStar Technologies Announces Management Change and Workforce Reduction”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYSTAR TECHNOLOGIES, INC.

/s/ William S. Steckel
William S. Steckel Chief Financial Officer

Dated: May 18, 2009